UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2022

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13752	54-1727060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road

Midland, Virginia 22728

(Address of principal executive offices)

(540) 439-3266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SMID	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                              Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Smith-Midland Corporation, a Delaware corporation (the “Company”), was notified that Dixon Hughes Goodman LLP ("DHG"), the Company's independent registered public accounting firm, merged with BKD LLP ("BKD") on June 1, 2022, and the combined practice now operates under the name FORVIS, LLP (“FORVIS”). Accordingly, on June 1, 2022, FORVIS became the Company’s independent registered public accounting firm.

DHG has been the Company’s independent registered accounting firm since April 4, 2022; therefore, DHG has not rendered any audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021 and 2020.

Since April 4, 2022, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation SK.

The Company provided FORVIS, as successor to DHG, with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that FORVIS furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of FORVIS’ letter dated June 3, 2022, is filed as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Exhibit Description
16.1	Letter of FORVIS, LLP dated June 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2022
SMITH-MIDLAND CORPORATION

By: /s/ Adam J. Krick
Adam J. Krick
Chief Financial Officer

3